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As filed with the Securities and Exchange Commission on March 13, 1998.
                              Registration No.  333-39885
===========================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT No. 1
                                       TO
                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              Earth Sciences, Inc.
              (Exact name of registrant as specified in its charter)

               Colorado                                84-0503749
       (State of incorporation)                   (IRS Employer Identification
                                      No.)

                 910 12th Street, Golden, Colorado        80401
           (Address of principal executive offices, including Zip Code)

     (Registrant's telephone number, including area code):   (303) 279-7641

                                Mark H. McKinnies
                    910 12th Street, Golden, Colorado  80401
                                 (303) 279-7641
            (Name, address, including zip code and telephone number,
              including area code, of agent for service of process)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: 1,335,163 Shares registered hereby have been sold, and the remaining 85,837 shares will not be offered or sold pursuant to this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the
following box. [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box.  [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.  [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
  [   ]

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

Common Stock Removed From Registration

The offering of 1,421,000 shares of common stock, par value $.01 per share (the "Common Stock") of Earth Sciences, Inc. (the "Company") registered with the Securities and Exchange Commission (the "SEC") pursuant to a registration statement on Form S-3, declared effective November 22, 1997, File No. 333-39885 (the "Registration Statement") has been terminated. The Company undertook to remove from registration by post-effective amendment, any of the Common Stock remaining unsold at the termination of the offering covered by the Registration Statement. Accordingly, pursuant to this post-effective amendment, the Company hereby removes such Common Stock from registration with the SEC under the Securities Act of 1933, as amended.

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


SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement and any amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado on March 13, 1998.

                              EARTH SCIENCES, INC.


Date:  March 13, 1998                   /s/  Ramon E. Bisque
                              -----------------------------------------------
                              Ramon E. Bisque
                              Principal Executive Officer

Date: March 13, 1998                    /s/  Mark H. McKinnies
                              -----------------------------------------------
                              Mark H. McKinnies
                              President, Principal Financial and
                              Accounting Officer

      Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this Registration Statement and any amendment thereto has been signed below by the following persons in the capacities and on the dates indicated.

Date: March 13, 1998                    /s/  Ramon E. Bisque
                              -----------------------------------------------
                              Ramon E. Bisque, Director

Date: March 13, 1998                    /s/  Duane N. Bloom
                              -----------------------------------------------
                              Duane N. Bloom, Director

Date: March 13, 1998                    /s/  Michael D. Durham
                              -----------------------------------------------
                              Michael D. Durham, Director

Date: March 13, 1998                    /s/  Robert H. Lowdermilk
                              -----------------------------------------------
                              Robert H. Lowdermilk, Director

Date: March 13, 1998                    /s/  Mark H. McKinnies
                              -----------------------------------------------
                              Mark H. McKinnies, Director


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